EXHIBIT 23(b)


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                                  EXHIBIT 23(b)


The Board of Directors
Prime Medical Services, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading "Experts" in the prospectus.


                                                    /s/ KPMG Peat Marwick, LLP
                                                        KPMG Peat Marwick, LLP

Austin, Texas
March 9, 1998